As filed with the Securities and Exchange Commission on October ____, 2006
Registration No. 333-137181

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITRONICS INC.

(Name of small business issuer in its charter)

Texas	2870	75-2198369
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6490 S. McCarran Blvd., Bldg C-23
Reno, Nevada 89509
(775) 689-7696
(Address and telephone number of principal executive offices and principal place of business)

Dr. John W. Whitney, Chief Executive Officer

ITRONICS INC.
6490 S. McCarran Blvd., Bldg C-23
Reno, Nevada 89509
(775) 689-7696

(Name, address and telephone number of agent for service)

Copies to:

Arthur Marcus, Esq.
Gersten Savage LLP
600 Lexington Avenue
New York, NY 10022
(212) 752-9700
Fax (212) 980-5192

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Itronics Inc., a Texas corporation.

Exhibit No.	Description

3.1	Articles of Incorporation of Itronics, Inc.(2)
3.2	Bylaws of Itronics, Inc.(4)
5.1	Gersten Savage LLP Opinion and Consent (filed herewith)
10.1	Securities Purchase Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)
10.2	Callable Secured Convertible Note dated July 15, 2005. (1)
10.3	Callable Secured Convertible Note dated July 15, 2005. (1)
10.4	Callable Secured Convertible Note dated July 15, 2005. (1)
10.5	Callable Secured Convertible Note dated July 15, 2005. (1)
10.6	Stock Purchase Warrant dated July 15, 2005. (1)
10.7	Stock Purchase Warrant dated July 15, 2005. (1)
10.8	Stock Purchase Warrant dated July 15, 2005. (1)
10.9	Stock Purchase Warrant dated July 15, 2005. (1)
10.10	Registration Rights Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)
10.11	Guaranty and Pledge Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)
10.12	Security Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)
10.13	Intellectual Property Security Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)
10.14	Manufacturing Agreement dated as of March 6, 1998 by and between Itronics Inc. and Western Farm Service, Inc. (4)
10.15	Securities Purchase Agreement dated July 31, 2006 (3)
10.16
Letter Agreement, dated August 28, 2006 by and among Itronics Inc. (the “Company”), AJW Qualified Partners, LLC (“Qualified”), New Millennium Capital Partners II, LLC (“NMC”), AJW Offshore, Ltd. (“Offshore”), and AJW Partners, LLC (“AJW”, and together with Qualified, NMC and Offshore, the “Investors”), amending the Registration Rights Agreements dated July 15, 2005, August 29, 2005, January 26, 2006, February 17, 2006, and July 31, 2006 respectively by and among the Company and the Investors. (filed herewith)

10.17	Callable Secured Convertible Note dated July 31, 2006. (3)
10.18	Callable Secured Convertible Note dated July 31, 2006. (3)
10.19	Callable Secured Convertible Note dated July 31, 2006. (3)
10.20	Callable Secured Convertible Note dated July 31, 2006. (3)
10.21	Stock Purchase Warrant dated July 31, 2006. (3)
10.22	Stock Purchase Warrant dated July 31, 2006. (3)
10.23	Stock Purchase Warrant dated July 31, 2006. (3)
10.24	Stock Purchase Warrant dated July 31, 2006. (3)
10.25	Registration Rights Agreement dated July 31, 2006 (3)
10.26	Security Agreement dated July 31, 2006(3)
10.27	Intellectual Property Agreement, dated July 31, 2006 (3)
23.1	Cacciamatta Accountancy Corporation (filed herewith)
23.2	Consent of legal counsel (filed herewith)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 20, 2005.
(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-QSB filed on August 14, 2006.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 3, 2006.
(4)	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on February 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Itronics Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on the 25th day of October 2006.

ITRONICS INC.

Name:	/s/ John W. Whitney
John W. Whitney

Title:	President, Treasurer and Director
(Principal Executive and Financial Officer)

Name:	/s/ Michael C. Horsley
Michael C. Horsley

Title:	Controller (Principal Accounting Officer)

F-70

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE		TITLE	DATE

By:	/s/ John W. Whitney	President, Treasurer	October 25, 2006
	John W. Whitney	and Director
(Principal Executive and
Financial Officer)

By:	/s/Paul H. Durckel	Director	October 25, 2006
Paul H. Durckel

By:	/s/ Howland S. Green	Director	October 25, 2006
Howland S. Green